UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Today SLM Corporation (the “Company”) has furnished a presentation entitled “Sallie Mae Investor Presentation July 2015” pursuant to Item 7.01 below. Pages 26-30 and 42 of the presentation contain certain information for the quarter ended June 30, 2015 related to private education loans in repayment as of that date, delinquencies, loans in forbearance and net charge offs.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company frequently provides relevant information to its investors via posting to its corporate website. On or about July 16, 2015, a presentation entitled “Sallie Mae Investor Presentation July 2015” was made available on the Company’s web site at https://www.salliemae.com/about/investors/webcasts/default.htm. In addition, the document is being furnished herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1*	Sallie Mae Investor Presentation July 2015

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: July 16, 2015	By:	/s/ Steven J. McGarry
Steven J. McGarry
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Sallie Mae Investor Presentation July 2015

*	Furnished herewith.